Exhibit 21

SUBSIDIARIES OF ARDMORE SHIPPING CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation or Organization
ArdmoreShipping LLC	Marshall Islands
Ardmore Shipholding Limited	Ireland
Ardmore Shipping Limited	Ireland
Fastnet Shipco LLC	Marshall Islands
Rockall Shipco LLC	Marshall Islands
Shannon Shipco LLC	Marshall Islands
Malin Shipco LLC	Marshall Islands
TyneShipco LLC	Marshall Islands
Forties Shipco LLC	Marshall Islands
Fitzroy Shipco LLC	Marshall Islands
Bailey Shipco LLC	Marshall Islands
ForthShipco LLC	Marshall Islands
Viking Shipco LLC	Marshall Islands
ArdmoreChartering LLC	Marshall Islands
Cromarty Shipco LLC	Marshall Islands
Dogger Shipco LLC	Marshall Islands
Fisher Shipco LLC	Marshall Islands
HumberShipco LLC	Marshall Islands
Wight Shipco LLC	Marshall Islands
Lundy Shipco LLC	Marshall Islands
ThamesShipco LLC	Marshall Islands
Valentia Shipholding LLC	Marshall Islands
Fair IsleShipco LLC	Marshall Islands
Faroe Shipco LLC	Marshall Islands
PlymouthShipco LLC	Marshall Islands
PortlandShipco LLC	Marshall Islands
Trafalgar Shipco LLC	Marshall Islands
HebridesShipco LLC	Marshall Islands
Sole Shipco LLC	Marshall Islands
Biscay Shipco LLC	Marshall Islands
DoverShipco LLC	Marshall Islands